Exhibit 99.2

NOTICE TO HOLDERS OF
TABULA RASA HEALTHCARE, INC.
1.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2026
OF
MERGER EVENT
EXECUTION OF SUPPLEMENTAL INDENTURE
FUNDAMENTAL CHANGE
MAKE-WHOLE FUNDAMENTAL CHANGE

CUSIP Number: 873379AA9 *

Repurchase rights in connection with this notice expire at 5:00 p.m. (New York City time) on December 6, 2023.

To the Holders of the 1.75% Convertible Senior Subordinated Notes due 2026 (the “Notes”) of Tabula Rasa HealthCare, Inc. (the “Company”):

The Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), a national banking association organized under the laws of the United States, as trustee (the “Trustee”), are parties to that certain Indenture, dated as of February 12, 2019 (as supplemented or otherwise modified, the “Indenture”), concerning the Notes. This Notice is being delivered to the Holders and the Trustee for the Notes pursuant to Sections 14.03(b), 14.07(b), 14.10 and 15.02(c) of the Indenture. Capitalized terms used but not otherwise defined in this Notice have the meanings given to them in the Indenture.

Notice of Merger Event

The Company entered into an Agreement and Plan of Merger, dated as of August 5, 2023 (the “Merger Agreement”), by and among the Company, Locke Buyer, LLC, a Delaware limited liability company (“Parent”) and Locke Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger was consummated and became effective on November 3, 2023 (the “Effective Date”) and constitutes a Merger Event, a Fundamental Change, and a Make-Whole Fundamental Change. Holders’ option to require the Company to repurchase their Notes as a result of the Merger Event will expire at 5:00 p.m. (New York City time) on December 6, 2023 (the “Expiration Time”).

Execution of Supplemental Indenture

In connection with the Merger and in accordance with the terms of the Indenture, the Trustee and the Company have entered into a supplemental indenture to the Indenture (the “Supplemental Indenture”) pursuant to Section 10.01(g) of the Indenture. Pursuant to the Supplemental Indenture, for all conversions that occur at or after the Effective Date, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger would have owned or been entitled to receive upon such Merger. A copy of the Supplemental Indenture is attached hereto as Exhibit A. At the current Conversion Rate of 14.2966 shares of Common Stock per $1,000 principal amount of Notes and a unit of Reference Property resulting from the Merger equal to $10.50 per share, upon conversion, each Holder will be entitled to receive approximately $150.11 per $1,000 principal amount of the Notes.

Fundamental Change Company Notice

This Notice also constitutes a Fundamental Change Company Notice and is delivered pursuant to and in accordance with Section 15.02(c) of the Indenture.

The Merger constitutes a Fundamental Change, giving the Holders of the Notes the right to require the Company to repurchase their Notes, subject to the terms and conditions of the Indenture, on December 7, 2023 (the “Fundamental Change Repurchase Date”). Holders’ option to require the Company to repurchase their Notes expires at the Expiration Time. Pursuant to the Indenture, the repurchase price for the Notes shall be an amount in cash equal to one hundred percent (100%) of the principal amount of the Notes (or portions thereof) to be so repurchased, plus accrued and unpaid interest thereon to, but, excluding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).

To exercise the Fundamental Change repurchase right with respect to any Note, the beneficial owner must cause a book-entry transfer of its beneficial interests in such Note to be delivered through the facilities of the Depositary in accordance with its applicable procedures. A beneficial owner of Global Notes that are held of record by a broker, dealer, commercial bank, trust company or other nominee must instruct such broker, dealer, commercial bank, trust company or other nominee to effect the transfer on behalf of such beneficial owner, and to transmit an agent’s message in connection with tenders made through the DTC Automated Tender Offer Program.

Subject to receipt of funds and/or Notes by the Trustee, payment for Notes surrendered for repurchase (and not validly withdrawn prior to the Expiration Time) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02 of the Indenture) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee by the Holder thereof in the manner required by Section 15.02.

On and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price or interest payable as provided in Article 15 of the Indenture), then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Trustee) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and interest, to the extent applicable).

A Holder may withdraw its Fundamental Change Repurchase Notice (in whole or in part), which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, by delivering a properly transmitted withdrawal message to the Depositary at any time prior to the Expiration Time in accordance with the applicable procedures of the Depositary in accordance with Section 15.03 of the Indenture. Notes with respect to which a Fundamental Change Repurchase Notice is given by a Holder may be converted pursuant to Article 14 of the Indenture only if such Fundamental Change Repurchase Notice has been withdrawn in accordance with the preceding sentence or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or interest payable as provided in Article 6 of the Indenture (as supplemented by the Supplemental Indenture).

Holders that do not elect to require the Company to repurchase their Notes will maintain the right to convert their Notes in accordance with and subject to the terms of the Indenture.

Make-Whole Fundamental Change

This Notice is also delivered pursuant to and in accordance with Section 14.02(b) of the Indenture in connection with the occurrence of the Effective Date of a Make-Whole Fundamental Change.

In addition, the Merger also constitutes a Make-Whole Fundamental Change. The Effective Date is the Effective Date of the Make-Whole Fundamental Change. Pursuant to Section 14.03 of the Indenture the Conversion Rate for any Notes converted shall be 14.2966 shares of Common Stock per $1,000 principal amount, which is equivalent to $150.11 per $1,000 principal amount of Notes and will be effectively settled in cash.

Before any Holder of a Note shall be entitled to convert a Note, such Holder shall comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) of the Indenture. A Note shall be deemed to have been converted immediately prior to the close of business on the date that the Holder has complied with the requirements above.

The right of Holders to convert their Notes is separate from the right to require the Company to repurchase such Holder’s Notes as a result of the Fundamental Change. You should review this Notice carefully and consult with your own financial and tax advisors. You must make your own decision as to whether or not to tender your Notes for repurchase or to exercise your conversion rights (if at all) and, if so, the principal amount of Notes to tender for repurchase or convert. None of the Company, its Board of Directors, employees, advisors or representatives, the Trustee or any other parties are making any representation or recommendation to any Holder as to whether or not to tender for repurchase or convert that Holder’s Notes.

Holders of the Notes should refer to the Indenture for a complete description of conversion and repurchase provisions and direct any questions concerning this notice to the Company.

*The CUSIP number is included solely for the convenience of the Holders of the Notes. Neither the Company nor the Trustee shall be responsible for the selection or use of the CUSIP number, nor is any representation made as to its correctness with respect to the Notes or as indicated in this Notice.

Dated: November 6, 2023	TABULA RASA HEALTHCARE, INC.

Exhibit A

SUPPLEMENTAL INDENTURE